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                                                                     Exhibit 3.8



                                    BY-LAWS

                                      OF

                        BERTUCCI'S OF WHITE MARSH, INC.

                                   ARTICLE I

                                 STOCKHOLDERS

          SECTION 1. The annual meeting of the Stockholders of the Corporation shall be held on the first day of February of every year at 4 o'clock P.M. Ten days written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section I of Article IX hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors and any other business within the power of the Corporation. All annual meetings shall be general meetings.

          SECTION 2. At any time in the interval between annual meetings, special meetings of stockholders may be called by the President, or by a majority of the Board of Directors, upon ten days written or printed notice, stating the place, day and hour, of such meeting and the business proposed to be transacted thereat. Such notice shall be given in the manner provided in Section I of Article IX. No business shall be transacted at any special meeting except that named in the notice.

          SECTION 3. Upon the request in writing, delivered to the President, Secretary, or any Director, by the holders of a majority of all shares outstanding and entitled to vote, it shall be the duty of such President, Secretary or director to call forthwith a special meeting of the stockholders. If the person to whom such request in writing shall have been delivered shall fail to issue a call for such meeting within ten days after the receipt of such request, then the stockholders owning a majority of the voting shares, may do so upon giving fifteen days' notice of the time, place and object of the meeting either in the manner provided in Section I of Article IX or by advertisement. Inserted in a newspaper published in the city in which the principal office of the Corporation is situated.

          SECTION 4. At any special meeting of the stockholders called in the manner provided for by this Article, any Director or Directors may be a vote of majority of all shares of stock outstanding and entitled to vote be removed from office, and another or others appointed in his or their places to serve for the remainder of his or their terms.

          SECTION 5. At all meetings of stockholders, any stockholder shall be entitled to vote by proxy. Such proxy shall be in writing and dated but need not be sealed, witnessed or acknowledged.

          SECTION 6. If at any annual or special meeting of stockholders a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, not exceeding sixty days in all, and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time
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so called.

          SECTION 7. At all meetings of stockholders, the proxies shall be filed with and be verified by the Secretary of the corporation, or if the meeting shall so decide, by the Secretary of the meeting.

          SECTION 8. All meetings of the stockholders may be held outside the State of Maryland; provided, however, that unless the stockholders entitled to cast a majority in number of votes at any meeting either (a) consent in writing executed and filed with the records of the meeting either before or after the holding thereof to the holding of such meeting outside the State or (b) appear by their addresses as shown on the books of the Corporation to be non-residents of Maryland, meetings of stockholders shall be held within the State of Maryland. Such meetings may be held at the principal office of the Corporation, or at such other lawful place designated in the notice of the meeting.

          SECTION 9. ORDER OF BUSINESS. At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

          (1) Organization.

          (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of notice by mail.)

          (3) Submission by Secretary or by Inspectors, if any shall have been elected or appointed, of list of stockholders entitled to vote, present in person or by proxy.

          (4) If an annual meeting, or a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon.

          (5) Reports.

          (6) If an annual meeting, or a meeting called for that purpose, the election of Directors.

          (7) Unfinished business.

          (8) New Business.

          (9) Adjournment.

                                  ARTICLE II

                                   DIRECTORS

          SECTION 1. The Board of Directors shall have the control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the Corporation and on behalf of the Corporation, all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the charter or by these By-Laws. A Director need not be a stockholder.

          SECTION 2. The number of Directors of the Corporation shall be the number in the charter; provided, however, that such number may be increased and/or decreased from time to time by vote of a majority of the whole Board of Directors to a number not exceeding three (3) and not less than one (1). The
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first directors of the Corporation shall hold their office until the first annual meeting of the Corporation, or until their successors are elected and qualify, and thereafter the directors shall hold office for the term of one year, or until their successors are elected and qualify.

          SECTION 3. If the office of a director becomes vacant, or if the number of directors is increased, such vacancy may be filled by the Board by a vote of majority of directors then in office although such majority is less than a quorum. The stockholders may, however, at any time during the term of such director, elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and such election by the stockholders shall be deemed a filling of the vacancy and not a removal and may be made at any meeting called for that purpose.

          If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the President may call such a meeting, said special meeting, in the manner provided for their election at annual meetings.

          SECTION 4. The Board shall meet for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of the stockholders.

          SECTION 5. Special meetings of the Board may be called by the President or by a majority of the directors. At least twenty-four hours notice shall be given of all special meetings; with the consent of the majority of the directors, a shorter notice may be given.

          SECTION 6. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but such number may be decreased and/or increased at any time or from time to time by vote of a majority of the entire Board to any number not less than two directors or not less than one-third of the directors, whichever is greater.

          SECTION 7. Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party making the call.

          SECTION 8. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation, as they may deem proper and not inconsistent with the laws of the State of Maryland or these By-Laws or the certificate of incorporation.

          SECTION 9. The directors, as such, may receive a stated salary for their services, and/or fixed sum and expenses of attendance may be allowed for attendance at each regular meeting or special meeting of the Board of Directors; such stated salary and/or attendance fee shall be determined by resolution of the Board unless the stockholders have adopted a resolution relating thereto, provided that nothing herein contained shall be construed to preclude a director from serving in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                                   OFFICERS

          SECTION 1. The officers of the Corporation shall consist of a President, two Vice Presidents, a Secretary and a Treasurer and whenever deemed advisable by the Board, Assistant Secretaries and Assistant Treasurers, or any of said last mentioned officers. All of said officers shall be chosen by the Board of Directors, and, except officers holding contracts for fixed terms, shall hold office only during the pleasure of the Board or until their
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successors are chosen and qualified. The President shall be chosen from among the Directors. Any two offices except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or certify any instrument in more than one capacity, when such instrument is required to be executed, acknowledged, or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees, with such powers and duties as they may deem proper.

          SECTION 2. President.

          The President shall preside at all meetings of the Board of Directors, shall call to order all meetings of stockholders and shall have the general management and direction of the Company's business in all departments. He shall perform such other duties as the Board of Directors may direct.

          SECTION 3. Vice-Presidents.

          The Vice President shall have all the power and perform all the duties of the President in case of his absence or inability to act. They shall perform such other duties as the Board of Directors may direct.

          SECTION 4. Treasurer.

          The Treasurer shall be the chief financial officer of the Corporation, and shall have general supervision over its finances.

          He shall perform such other duties as may be assigned to him by the Board of Directors.

          He shall furnish bond with such surety and in such penalty for the faithful performance of his duties as the Board of Directors may from time to time require, the cost of such bond to be defrayed by the Corporation.

          SECTION 5. Secretary.

          The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law of these By-Laws.

          He shall perform such other duties as may be assigned to him by the Board of Directors.

          SECTION 6. The Assistant Treasurers and Secretaries shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

          SECTION 7. The Board of Directors may from time to time in the absence of any one of said officers, or, at any other time, designate any other person or persons, on behalf of the Corporation, to sign any contracts, notes, or other instruments in the place or instead of any of said officers and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this Corporation as fully as if executed by any regular officer.

                                  ARTICLE IV

                                  RESIGNATION

          Any director or officer may resign his office at any time; such resignation shall be made in writing and shall take effect from the time of its
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receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE V

                            COMMERCIAL PAPER, ETC.

          SECTION 1. All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments shall be made in the name of the Corporation and shall be signed by such person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE VI

                                  FISCAL YEAR

          The fiscal year of the Corporation shall cover such period of twelve months as the Board of Directors may determine.

                                  ARTICLE VII

                                     SEAL

          The seal of the Corporation shall be a disc inscribed with the name of the Corporation, the year, and the State in which it is incorporated.

                                 ARTICLE VIII

                    ISSUE, TRANSFER AND REDEMPTION OF STOCK

          SECTION 1. All certificates of stock shall be signed by the President or any Vice-President, and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, and sealed with the seal of the Corporation.

          SECTION 2. No transfers of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation upon surrender and cancellation of certificates for a like number of shares.

          SECTION 3. The Board of Directors shall have power and authority to determine the form of stock certificates (except in so far as prescribed by law), and to make all such rules and regulations, as they may deem expedient concerning the issue, transfer and registration of said certificates, and to appoint one or more transfer agents and/or registrars to countersign and register the same.

          SECTION 4. The Board of Directors may fix the time not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding thirty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights as a record date for the determination of the stockholders entitled to notice of and to vote such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

          SECTION 5. In case any certificate of stock is lost, mutilated, or
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destroyed, the Board of Directors may issue a new certificate in place thereof, upon indemnity to the Corporation against loss and upon such other terms and conditions as the Board of Directors may deem advisable.

                                   ARTICLE IX

                                     NOTICE

          SECTION 1. Whenever by law or these By-Laws, notice is required to be given to any stockholder, such notice may be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation; such leaving or mailing of notice shall be deemed the time of giving such notice.

          SECTION 2. Whenever by law or these By-laws notice is required to be given to any Director or Officer, such notice may be given in any one of the following ways: by personal notice to such Director or Officer, by telephone communication with such Director or Officer personally, by wire, addressed to such Director or Officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post-office or in a letter box in a postpaid, sealed wrapper addressed to such Director or Officer at his then address or at his address as it appears on the books of the Corporation; and the time when such notice shall be mailed or consigned to a telegraph company for delivery shall be deemed to be the time of the giving of such notice.

          SECTION 3. Notice to any stockholder or Director of the time, place and/or purpose of any meeting of stockholders or Directors required by these By-laws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such Director shall attend in person, or if such absent stockholder or Director, shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

                                   ARTICLE X

                     VOTING OF STOCK IN OTHER CORPORATIONS

          Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by its President or a Vice-President or by proxy or proxies appointed by its President or a Vice-President; or otherwise pursuant to authorization thereunto given by resolution of the Board of Directors adopted by a vote of a majority of the Directors.

                                  ARTICLE XI

                                  AMENDMENTS

          These By-Laws may be added to, amended, repealed or suspended by a majority vote of all the stock then outstanding and entitled to vote at any regular meeting of the Company or any special meeting called for that purpose or the Board of Directors, by the majority vote of the entire Board, may make, alter, and repeal additional and supplementary By-Laws not inconsistent with any of the By-Laws adopted by the stockholders; but any such additional or supplementary By-Laws may be altered or repealed by the stockholders.

         APPROVED AND ADOPTED ON:
         DATE:




                                            /S/ NORMAN MALLETT
                                            Secretary